Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 25, 2026, with respect to the financial statements and supplemental information included in the Annual Report of Brunswick Retirement Savings Plan on Form 11-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statement of Brunswick Corporation on Form S-8 (File No. 333-112877).

/s/ GRANT THORNTON LLP

Chicago, Illinois
June 25, 2026

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 25, 2026, with respect to the financial statements and supplemental information included in the Annual Report of Brunswick Rewards Plan on Form 11-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statement of Brunswick Corporation on Form S-8 (File No. 333-112878).

/s/ GRANT THORNTON LLP

Chicago, Illinois
June 25, 2026